UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 31, 2021

Assure Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-251829	82-2726719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4600 South Ulster Street, Suite 1225 Denver, CO	80237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 720-287-3093

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The Board of Directors of Assure Holdings Corp. (the “Company”) approved the consolidation of the Company’s authorized and issued and outstanding common stock, par $0.001, on a five (old) for one (new) share basis (the “Reverse Split”), pursuant to Nevada Revised Statute (“NRS”) Section 78.207.  On August 31, 2021, filed a Certificate of Change (“Certificate of Change”) with the Nevada Secretary of State pursuant to NRS 78.209, to effect the Reverse Split, effective at 5:30 p.m. (Eastern Time) on September 7, 2021 (the “Effective Time”), subject to the right of termination by the Board of Directors prior to the Effective Time.

The Board of Directors approved the Reverse Split to meet the share price requirements of NASDAQ Capital Market.

Effect of Reverse Split

At the Effective Time, the total number of shares of common stock (“Common Stock”) authorized by the Corporation will be reduced from 900,000,000 shares of Common Stock, par $0.001, to 180,000,000 shares of Common Stock, par $0.001, and the number of shares of Common Stock held by each stockholder of the Company will be consolidated automatically into the number of shares of Common Stock equal to the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Reverse Split divided by five (5): effecting a five (5) old for one (1) new reverse stock split.

No fractional shares will be issued in connection with the Reverse Split and all fractional shares will be rounded up to the next whole share, pursuant to NRS 78.205(2)(b).

As of September 3, 2021, the Company had 59,181,440 shares of Common Stock issued and outstanding, and after the Reverse Split, the Company will have approximately 11,836,288 shares of Common Stock issued and outstanding.

Also on the Effective Date, all options, warrants and other convertible securities of the Company outstanding immediately prior to the Reverse Split will be adjusted by dividing the number of shares of Common Stock into which the options, warrants and other convertible securities are exercisable or convertible by five (5) and multiplying the exercise or conversion price thereof by five (5), all in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities and subject to rounding to the nearest whole share.

Immediately after the Reverse Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain virtually unchanged, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Split.

No Shareholder Approval Required.

Pursuant to NRS 78.207, no consent or approval of the stockholders is required for the Reverse Split.

Symbol; CUSIP

The Common Stock will begin trading on the TSX Venture Exchange on a Reverse Split adjusted basis at the open of business on September 8, 2021.  The Company’s TSXV trading symbol (IOM) remains unchanged.  The Company’s OTCQB trading symbol will be designated with a “D” for the Reverse Split (ARHHD) for 20 trading days.

In connection with the Reverse Split, the CUSIP number for the Common Stock will change to 04625J204.

Certificated and Non-Certificated Shares.

The Company intends to treat stockholders holding shares of Common Stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as stockholders of record whose shares of Common Stock are registered in their names.  Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding shares of our Common Stock in “street name;” however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Split.  Stockholders who are holding their shares of Common Stock in electronic form at brokerage firms do not need to take any action, as the effect of the Reverse Split will automatically be reflected in their brokerage accounts.

Stockholders who are holding their shares of Common Stock electronically in direct registered book-entry form (“DRS”) with Computershare Investor Services, Inc., the Company’s transfer agent (the “Transfer Agent”), will not need to take action. The Reverse Split will automatically be reflected in the Transfer Agent’s records and on such stockholders’ next account statement.

Stockholders holding paper certificates may (but are not required to) exchange their stock certificates for post-split shares of Common Stock held electronically in DRS book-entry form, which means they will not receive physical stock certificates and will receive a statement of account and instructions from the Transfer Agent regarding the transition to book-entry share registration. To obtain a Letter of Transmittal or for instructions on how a stockholder should surrender his, her or its certificates representing pre-split shares of Common Stock to the Transfer Agent in exchange for post-split shares in DRS book-entry form, please contact Computershare toll free at 1-800-564-6253 or outside the U.S. and Canada at 1-514-982-7555.

Nevada Filing – Certificate of Change

On August 31, 2021, filed a Certificate of Change (“Certificate of Change”) with the Nevada Secretary of State pursuant to NRS 78.209, to effect the Reverse Split, effective at 5:30 p.m. (Eastern Time) on September 7, 2021 (the “Effective Time”).  Pursuant to 78.209, the Board of Directors may terminate the Reverse Split at any time prior to the Effective Time by resolution and filing of a certificate of termination.

The description contained herein of the Reverse Split and proportional decrease of the Company’s authorized shares of Common Stock is qualified in its entirety by reference to the Certificate of Change, a copy of which is attached to this report as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Change

The information set forth in Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Amendment No. 1 to Bylaws

Effective September 2, 2021, the Board of Directors approved amendments (“Amendment No. 1”) to certain provisions of the By-Law No.1 of the Corporation, adopted in connection of the continuance and domestication of the Corporation on May 15, 2017 (the “Bylaws”).  The amendments were made to satisfy certain listing requirements in connection with the listing on NASDAQ Capital Markets and to correct certain errors in the Bylaws.  Amendment No. 1 to the Bylaws amended the following:

(a)	Section 2.8 of the Bylaws was amended to designate the applicable court of competent jurisdiction to be the state and federal courts located in Carson City, Nevada, for the purposes of the exclusive forum provisions in the Bylaws;
(b)	Section 3.1 of the Bylaws was amended to permit the Board to increase or decrease the number of directors of the Board; and
(c)	Section 10.01 of the Bylaws was amended to set the quorum requirement for meetings of the stockholders of the Corporation to be 33-1/3% of the common stock entitled to vote at such meeting.

The description contained herein of the Amendment No. 1 is qualified in its entirety by reference to Amendment No. 1 to the Bylaws, a copy of which is attached to this report as Exhibit 3.2 hereto and incorporated herein by reference.

Item 7.01  Regulation FD

On September 3, 2021, the Company issued a press release (announcing its Nasdaq Capital Market listing application and that its Board of Directors approved a share consolidation and Corporate Governance changes) and issued a FAQ

Reverse Stock Split Process dated September 3, 2021. Copies of the press release and FAQ Reverse Stock Split Process are attached to this report as Exhibit 99.1 and 99.2, respectively, and incorporated herein by this reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release filed as Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01  Other Events

The Company announced that in connection with its application for listing its Common Stock on the NASDAQ Capital Market, its Board of Directors completed the following:

●	Adopted new charters for its Audit Committee, Compensation Committee and Nomination and Corporate Governance Committee to comply with NASDAQ Capital Market listing requirements;
●	Realigned membership for these Board Committees to comply with NASDAQ Capital Market listing requirements;
●	Adopted a new Code of Business Conduct and Ethics; and
●	Approved a 5:1 share consolidation to meet the share price requirements of NASDAQ Capital Market. See, Item 5.03, above.

The Board of Directors approved the new charters for its Audit Committee, Compensation Committee and Nomination and Corporate Governance Committee and its new Code of Business Conduct and Ethics to comply with NASDAQ Capital Markets listing requirements in connection with the Company’s listing application. The Audit Committee, Compensation Committee and Nomination and Corporate Governance Charters and the Code of Business Conduct and Ethics are available on the Company’s website at www.assureneuromonitoring.com.  The Company’s website is not incorporated into this report.

The Code of Business Conduct and Ethics was previously reported and a copy filed as Exhibit 14.1 to the Company’s Form 10-Q filed with the Securities and Exchange Commission on August 16, 2021.

The Company realigned membership of its Board Committees, to be comprised of independent directors, as follows:

Audit Committee:  John Flood (Chairperson), Martin Burian and Christopher Rumana.  Each member of the Audit Committee is independent and financially literate.  Mr. Burian is an audit committee financial expert.

Compensation Committee:  Steven Summer (Chairperson), Martin Burian, Christopher Rumana and John Flood.  Each member of the Compensation Committee is independent.

Nomination and Corporate Governance Committee:  Martin Burian (Chairperson), Steven Summer, and John Flood.  Each member of the Nomination and Corporate Governance Committee is independent. Mr. Burian also acts as lead director representing the independent directors.

The listing of the Company’s common stock on NASDAQ Capital Market is subject to satisfaction of the listing requirements of NASDAQ Capital Market and approval by the exchange of the listing.  There can be no assurance that NASDAQ Capital Market will approve the Company’s listing application in a timely manner, if at all.

Item 9.01  Exhibits

Exhibit No.Name

3.1Certificate of Change

3.2Amendment No. 1 to the Bylaws

99.1Press Release dated September 3, 2021

99.2FAQ Reverse Split Process dated September 3, 2021

104Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101).

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURE HOLDINGS CORP.

Date: September 3, 2021	By:	/s/ John Price
	Name:	John Price
	Title:	Chief Financial Officer